                                                                    Exhibit (21)

                         THE McGRAW-HILL COMPANIES, INC.

Subsidiaries of Registrant

Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

                                                 State or            Percentage
                                              Jurisdiction            of Voting
                                                   of                Securities
                                              Incorporation             Owned
                                              -------------             -----
The McGraw-Hill Companies, Inc.                 New York              Registrant
CM Research, Inc.                               New York                  100
National Radio Institute                        Delaware                  100
DRI Europe, Inc.                                Delaware                  100
International Advertising/McGraw-Hill, Inc.     Delaware                  100
J.J. Kenny Company, Inc.                        New York                  100
  *J.J. Kenny Drake, Inc.                       New York                  100
  *Kenny Services, Inc.                         New York                  100
McGraw-Hill Broadcasting Company, Inc.          New York                  100
McGraw-Hill Capital Corporation                 Delaware                  100
McGraw-Hill Capital, Inc.                       New York                  100
  *International Valuation Services, Inc.       Delaware                   40
McGraw-Hill Financial Publications, Inc.        Delaware                  100
McGraw-Hill Interamericana, Inc.                New York                  100
McGraw-Hill International Enterprises, Inc.     New York                  100
  *Editora McGraw-Hill Interamericana do                                  100
    Brasil Ltda.                                Brazil
  *McGraw-Hill Korea, Inc.                      Korea                     100
  *McGraw-Hill (Malaysia) Sdn.Bhd               Malaysia                  100
McGraw-Hill News Bureaus, Inc.                  New York                  100
McGraw-Hill New York, Inc.                      New York                  100
McGraw-Hill Publications Overseas Corporation   New York                  100
McGraw-Hill Real Estate, Inc.                   New York                  100
MMS International                               Nevada                    100
Money Market Directories, Inc.                  New York                  100
Optical Data Corporation                        New York                  100
Rock-McGraw, Inc.                               New York                   45
S&P ComStock, Inc.                              New York                  100
Standard & Poor's International Ratings, Ltd.   New York                  100
  *Credit Rating Information Services
    of India Limited                            India                       9.6
  *Taiwan Ratings Corporation                   Taiwan                     50
Standard & Poor's Investment Advisory
    Services, Inc.                              Delaware                  100
Standard & Poor's Ltd.                          Delaware                  100
  *Fund Research Limited                        United Kingdom            100
Standard & Poor's Securities, Inc.              Delaware                  100
Tower Group International, Inc.                 New York                  100
  *Tower Group International Canada Inc.        Canada                    100

                                                 State or             Percentage
                                              Jurisdiction            of Voting
                                                   of                 Securities
                                              Incorporation             Owned
                                              -------------             -----
Editora McGraw-Hill de Portugal, Ltda.          Portugal                  100
Editorial Interamericana, S.A.                  Colombia                  100
Editoriales Pedagogicas Associadas, S.A.        Guatemala                 100
McGraw-Hill Book Company Australia
    Pty. Limited                                Australia                 100
  *McGraw-Hill Book Company
     New Zealand, Pty. Limited                  New Zealand               100
  *Standard & Poor's (Australia) Pty. Ltd.      Australia                 100
McGraw-Hill Data Services - Ireland, Ltd.       Ireland                   100
McGraw-Hill Holdings (U.K.) Limited             Great Britain             100
  *McGraw-Hill International (U.K.) Limited     Great Britain             100
McGraw-Hill Information Systems
    Company of Canada Limited                   Ontario, Canada           100
McGraw-Hill/Interamericana de Chile Limitada    Chile                     100
McGraw-Hill/Interamericana de Espana, S.A.      Spain                     100
  *Standard & Poor's Espana, S.A.               Spain                     100
McGraw-Hill/Interamericana de Venezuela S.A.    Venezuela                 100
McGraw-Hill/Interamericana
   Editores, S.A. de C.V.                       Mexico                    100
  *Ediciones Pedagogicas, S.A. de C.V.          Mexico                    100
McGraw-Hill/Interamericana, S.A.                Panama                    100
  *Editora McGraw-Hill de Espana S.A.           Panama                    100
McGraw-Hill Libri Italia                        Italy                     100
McGraw-Hill Ryerson Limited                     Ontario, Canada            70
MHFSCO, Ltd.                                    U.S. Virgin Islands       100
Micropal Group Limited                          United Kingdom            100
  *Dividend Analysis Limited                    United Kingdom            100
  *Micropal Limited                             United Kingdom            100
    *Micropal Accounting Portfolio
       Services Inc.                            Delaware                  100
    *Standard & Poor's Micropal Asia Limited    Hong Kong                 100
    *Micropal Deutschland GmbH                  Germany                   100
    *Micropal Limited (Ireland)                 Ireland                   100
    *Standard & Poor's Micropal, SaRL           France                    100
    *Standard & Poor's Micropal, Inc.           Massachusetts             100
Science Research Associates, Pty., Ltd.         Australia                 100
Standard & Poor's - ADEF                        France                    100
Standard & Poor's International, S.A.           Belgium                   100
Standard & Poor's AB                            Sweden                    100
Standard & Poor's, S.A. de C.V.                 Mexico                    100
Tata McGraw-Hill Publishing Company
  Private Limited                               India                      66.25
Xebec Multi Media Solutions Limited             United Kingdom            100
    *Xebec Interactive Learning, Inc.           Delaware                  100

*     Subsidiary of a subsidiary.


                                      -23-